PARTIES TO NEW FORM OF CHANGE IN CONTROL AGREEMENT

Philip R. Crimmins, Sr.
John C. Cywinski
Randolph P. Davis
Tamy T. Duplantis
Beverly O. Elving
David. L. Goebel
Kurt Hankins
Sam Rothschild
Rebecca R. Tilden